UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 15, 2018

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2018, the Board of Directors of Altice USA, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Altice USA 2017 Long Term Incentive Plan (the “Plan”), subject to stockholder approval, to increase the maximum aggregate number of shares of the Company’s Class A common stock, par value $0.01 per share, that may be issued for all purposes under the Plan by 10,000,000 shares.  On November 15, 2018, the Amendment was approved by written consent by the Company’s stockholders holding a majority of the voting power of the Company’s outstanding capital stock as of the record date for such action, which was October 31, 2018 (the “Record Date”).  No other provision of the Plan was amended.  The Company has filed a preliminary Information Statement on Schedule 14C (the “Information Statement”) with the Securities and Exchange Commission regarding the Amendment, and a definitive Information Statement will be subsequently filed and will be mailed to stockholders of record as of the Record Date.  The Amendment will become effective twenty days after the date that the Information Statement is first mailed or otherwise delivered to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: November 20, 2018	By:	/s/ David Connolly
David Connolly
Executive Vice President and General Counsel